Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Reynolds American Inc., a North Carolina corporation (the “Registrant”), does hereby make, constitute and appoint each of McDara P. Folan, III, E. Julia Lambeth and Constantine E. Tsipis, with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s shares of Common Stock, par value $0.0001 per share, and associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, to be offered in connection with the Reynolds American Inc. 2009 Omnibus Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 6th day of May, 2009.

Signature	Title

/s/ Susan M. Ivey Susan M. Ivey	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)
/s/ Thomas R. Adams Thomas R. Adams	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Frederick W. Smothers Frederick W. Smothers	Senior Vice President and Chief Accounting Officer (principal accounting officer)
/s/ Betsy S. Atkins Betsy S. Atkins	Director
/s/ Nicandro Durante Nicandro Durante	Director
/s/ Martin D. Feinstein Martin D. Feinstein	Director
/s/ Luc Jobin Luc Jobin	Director
/s/ Holly K. Koeppel Holly K. Koeppel	Director

Signature	Title
/s/ Nana Mensah Nana Mensah	Director
/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director
/s/ H.G.L. Powell H.G.L. Powell	Director
/s/ Thomas C. Wajnert Thomas C. Wajnert	Director
/s/ Neil R. Withington Neil R. Withington	Director
/s/ John J. Zillmer John J. Zillmer	Director

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